                                                                   EXHIBIT 99.01

AIRCRAFT INFORMATION SERVICES, INC.


04 February 1997
Mr. Frank Duckstein
CMA Capital Group, Inc.
JetFleet Aircraft, L.P.
JetFleet Aircraft II, L.P.
1440 Chapin Avenue, Suite 310
Burlingame, CA 94010

Subject:         AISI Report No. A7D008BVO
                 AISI Short Form Sight Unseen Base Value Appraisal
                 Fleet of Seven Selected Aircraft and Seven Engine Types

Reference:       Jetfleet Fax Message, 14 January 1997

Dear Mr. Duckstein:

As requested, Aircraft Information Services, Inc. (AISI) is pleased to offer Jetfleet Management Corporation our opinion of the sight unseen half-life current market value of your seven aircraft and the 'zero time since overhauled' current market value of your seven bare engine types as identified in Table I of this report.

1.       METHODOLOGY AND DEFINITIONS

The historical standard term of reference for commercial aircraft or engine value has been 'half-life fair market value' of an 'average' aircraft or engine. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft or engines in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft or engine at a specific time. An 'average' aircraft or engine is an operable airworthy aircraft or engine in average physical condition and with average accumulated flight hours and cycles, with clear title and, for aircraft, a standard unrestricted certificate of airworthiness and registered in an authority which does not represent a penalty to aircraft value or liquidity; with no damage history and with inventory configuration and level of modification which is normal for the aircraft or engine's intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. AISI defines engine 'zero time since overhaul' condition to be that of an engine fresh from an engine heavy maintenance shop visit which overhauled all engine modules or all engine compressor and combustor/turbine stages as appropriate, with all life-limited components at half-life.

AISI defines a 'current market value' or 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Definitions of aircraft or engine condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft or engine is used, the status of supply and demand for the particular aircraft or engine type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values only to consider historical trends, as a basis for long term future value considerations, or to consider how actual market values vary from theoretical base values. Base values are inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft or engine.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment.

Given the relatively thin used engine market and the relatively broad range of values for transactions for an engine type, the meaning of 'base value' for used engines is open to broad interpretation. Normally base value is derived from historical normalized current market values with manufacturer's list price as a start point, while current market value is deduced directly from recent transactions. For used engines there are seldom sufficient historical transactions to permit the same derivation of engine base values as is possible for aircraft base values. In our opinion the used engine market is currently a relatively hard market, and base value will be close to current market values for most engine types.

AISI defines a BARE ENGINE as an engine without accessories, but complete with all air, hydraulic and electrical lines which are not directly part of accessories. For turboprop engines, a bare engine includes the gas generator and power or gearbox sections but not the propellor.

AISI defines a BASIC QEC engine as the bare engine plus all accessories, connecting lines and engine mounts but not including engine inlet cowl, fan cowl or thrust reverser.

AISI defines a FULL QEC engine as a basic QEC engine plus inlet cowl, fan cowl and thrust reverser. There will be some variation in full QEC inventory from engine type to type, and from position to position.

2.       VALUATION

The aircraft half-life base values and bare engine zero time since overhaul base values are presented below in Table I subject to the assumptions, definitions and disclaimers herein.

                                    Table I


============================================================================================================
  AIRCRAFT/        S/N           DATE OF           CONFIGURATION        AIRCRAFT         ENGINE ZERO
  ENGINE                         MANUFACTURE                            HALF LIFE        TIME SINCE OVERHAUL
  TYPE                                                                  CURRENT          CURRENT MARKET
                                                                        MARKET           VALUE
                                                                        VALUE 1997       1997 MUSD
                                                                        MUSD
------------------------------------------------------------------------------------------------------------
  DHC-7-103        11            1979              Combi                1.86              -
------------------------------------------------------------------------------------------------------------
  DHC-7-102        44            1981              Passenger            1.35              -
------------------------------------------------------------------------------------------------------------
  DHC-7-102        57            1981              Passenger            1.35              -
------------------------------------------------------------------------------------------------------------
  DHC-7-103        72            1982              Combi                1.92              -
------------------------------------------------------------------------------------------------------------
  DHC-6-300        666           1980              Passenger            0.95              -
------------------------------------------------------------------------------------------------------------
  Metro III        AC576         1983              Passenger            0.83              -
------------------------------------------------------------------------------------------------------------
  Metro II         TC370         1980              Passenger            0.44              -
------------------------------------------------------------------------------------------------------------
  PT6A-28            -             -               Bare                  -               0.20
------------------------------------------------------------------------------------------------------------
  PT6A-41            -             -               Bare                  -               0.29
------------------------------------------------------------------------------------------------------------
  PT6A-42            -             -               Bare                  -               0.30
------------------------------------------------------------------------------------------------------------
  PT6A-45R           -             -               Bare                  -               0.29
------------------------------------------------------------------------------------------------------------
  PT6A-50            -             -               Bare                  -               0.33
------------------------------------------------------------------------------------------------------------
  PT6A-65R           -             -               Bare                  -               0.34
------------------------------------------------------------------------------------------------------------
  A250-C30P          -             -               Bare                  -               0.27
============================================================================================================


This report is offered as a fair and impartial assessment of subject aircraft and engines based on data supplied by others, with no physical inspection or verification by AISI. AISI has no past, present nor contemplated future interest in subject aircraft and engines. This report is an opinion and is for the sole use of the client/addressee and AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on it, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ Fred E. Bearden

Fred E. Bearden
President

                      AIRCRAFT INFORMATION SERVICES, INC.


04 February 1997
Mr. Frank Duckstein
CMA Capital Group, Inc.
JetFleet Aircraft, L.P.
JetFleet Aircraft II, L.P.
1440 Chapin Avenue, Suite 310
Burlingame, CA 94010

Subject:         AISI Report No. A7D005BVO
                 AISI Short Form Sight Unseen Base Value Appraisal
                 Fleet of Seven Selected Aircraft and Seven Engine Types

Reference:       Jetfleet Fax Message, 14 January 1997

Dear Mr. Duckstein:

As requested, Aircraft Information Services, Inc. (AISI) is pleased to offer Jetfleet Management Corporation our opinion of the sight unseen half-life base value of your seven aircraft and the 'zero time since overhauled' base value of your seven bare engine types as identified in Table I of this report.

1.       METHODOLOGY AND DEFINITIONS

The historical standard term of reference for commercial aircraft or engine value has been 'half-life fair market value' of an 'average' aircraft or engine. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base value are typically given for aircraft or engines in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft or engine at a specific time. An 'average' aircraft or engine is an operable airworthy aircraft or engine in average physical condition and with average accumulated flight hours and cycles, with clear title and, for aircraft, a standard unrestricted certificate of airworthiness and registered in an authority which does not represent a penalty to aircraft value or liquidity; with no damage history and with inventory configuration and level of modification which is normal for the aircraft or engine's intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. AISI defines engine 'zero time since overhaul' condition to be that of an engine fresh from an engine heavy maintenance shop visit which overhauled all engine modules or all engine compressor and combustor/turbine stages as appropriate, with all life-limited components at half-life.

AISI defines a 'current market value' or 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Definitions of aircraft or engine condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft or engine is used, the status of supply and demand for the particular aircraft or engine type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values only to consider historical trends, as a basis for long term future value considerations, or to consider how actual market values vary from theoretical base values. Base values are inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft or engine.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment.

Given the relatively thin used engine market and the relatively broad range of values for transactions for an engine type, the meaning of 'base value' for used engines is open to broad interpretation. Normally base value is derived from historical normalized current market values with manufacturer's list price as a start point, while current market value is deduced directly from recent transactions. For used engines there are seldom sufficient historical transactions to permit the same derivation of engine base values as is possible for aircraft base values. In our opinion the used engine market is currently a relatively hard market, and base value will be close to current market values for most engine types.

AISI defines a BARE ENGINE as an engine without accessories, but complete with all air, hydraulic and electrical lines which are not directly part of accessories. For turboprop engines, a bare engine includes the gas generator and power or gearbox sections but not the propellor.

AISI defines a BASIC QEC engine as the bare engine plus all accessories, connecting lines and engine mounts but not including engine inlet cowl, fan cowl or thrust reverser.

AISI defines a FULL QEC engine as a basic QEC engine plus inlet cowl, fan cowl and thrust reverser. There will be some variation in full QEC inventory from engine type to type, and from position to position.

2.       VALUATION

The aircraft half-life base values and bare engine zero time since overhaul base values are presented below in Table I subject to the assumptions, definitions and disclaimers herein.

                                    Table I

========================================================================================================
  AIRCRAFT/         S/N             DATE OF            CONFIGURATION        AIRCRAFT         ENGINE ZERO
  ENGINE                            MANUFACTURE                             HALF LIFE        TIME SINCE
  TYPE                                                                      BASE VALUE       OVERHAUL
                                                                            1997 MUSD        BASE VALUE
                                                                                             1997 MUSD
--------------------------------------------------------------------------------------------------------
  DHC-7-103         11              1979               Combi                3.10              -
--------------------------------------------------------------------------------------------------------
  DHC-7-102         44              1981               Passenger            2.25              -
--------------------------------------------------------------------------------------------------------
  DHC-7-102         57              1981               Passenger            2.25              -
--------------------------------------------------------------------------------------------------------
  DHC-7-103         72              1982               Combi                3.10              -
--------------------------------------------------------------------------------------------------------
  DHC-6-300         666             1980               Passenger            1.00              -
--------------------------------------------------------------------------------------------------------
  Metro III         AC576           1983               Passenger            0.98              -
--------------------------------------------------------------------------------------------------------
  Metro II          TC370           1980               Passenger            0.63              -
--------------------------------------------------------------------------------------------------------
  PT6A-28            -               -                 Bare                  -               0.22
--------------------------------------------------------------------------------------------------------
  PT6A-41            -               -                 Bare                  -               0.32
--------------------------------------------------------------------------------------------------------
  PT6A-42            -               -                 Bare                  -               0.33
--------------------------------------------------------------------------------------------------------
  PT6A-45R           -               -                 Bare                  -               0.31
--------------------------------------------------------------------------------------------------------
  PT6A-50            -               -                 Bare                  -               0.35
--------------------------------------------------------------------------------------------------------
  PT6A-65R           -               -                 Bare                  -               0.38
--------------------------------------------------------------------------------------------------------
  A250-C30P          -               -                 Bare                  -               0.30
========================================================================================================


This report is offered as a fair and impartial assessment of subject aircraft and engines based on data supplied by others, with no physical inspection or verification by AISI. AISI has no past, present nor contemplated future interest in subject aircraft and engines. This report is an opinion and is for the sole use of the client/addressee and AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on it, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ Fred E. Bearden

Fred E. Bearden
President